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Exhibit 10.7

AMENDED AND RESTATED NOTE

$6,800,000	October 10, 2000 Minneapolis, Minnesota

    FOR VALUE RECEIVED, REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Lender") at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds the principal amount of SIX MILLION EIGHT HUNDRED THOUSAND DOLLARS AND NO CENTS ($6,800,000), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding.

The principal hereof and interest hereon is payable as follows:

    (A) interest on the Advances (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) at the rates and times set forth in the Credit Agreement. The Advances are payable on the Revolving Maturity Date;

    (B) on Term Loan A in consecutive installments of $27,020 each, beginning on November 1, 2000 and on the first day of each month thereafter through September 1, 2005 and one final payment on October 1, 2005 in the amount of the entire remaining balance. Each such installment shall be applied first to interest and the balance to principal.

    (C) on Term Loan B (i) in payments of accrued interest only payable in arrears on November 1, 2000, December 1, 2000 and on January 1, 2001, and (ii) principal and interest payments in consecutive installments of $36,500 each, beginning on February 1, 2001 and on the first day of each month thereafter through December 1, 2003 and one final payment on January 1, 2004 in the amount of the entire remaining balance. Each such installment shall be applied first to interest and the balance to principal.

    (D) Term Loan C is payable on September 30, 2003, provided however, that Term Loan C shall be forgiven in the event (i) the Advances, Term Loan A and Term Loan B are all paid in full on or before September 30, 2003, or (ii) on October 1, 2003 if the Borrower has fully complied with the terms of the Credit Agreement and no Default or Event of Default exists.

    This note is the Amended and Restated Note referred to in the Amended and Restated Credit Agreement dated as of October 10, 2000 (as the same may be hereafter from time to time amended, restated or modified, the "Credit Agreement") between the undersigned and the Lender. This note is secured, it is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement. This note is issued in combination, substitute and replacement but not in payment of indebtedness owed to the Lender by the Borrower under that Financing Agreement dated as of December 3, 1997, a Term Note in the original principal amount of $2,400,000 dated as of December 3, 1997 (as amended from time to time) from the Borrower to the Lender a Term Note in the original principal amount of $270,000 dated as of December 3, 1997 (as amended from time to time) from the Borrower to the Lender.

    In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING

EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

REUTER MANUFACTURING, INC.
By	/s/ MICHAEL J. TATE
Title	President

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AMENDED AND RESTATED NOTE